Exhibit 99.1

Extra Space Storage Inc.
PHONE (801) 365-4600
FAX (801) 365-4855
2795 East Cottonwood Parkway, Suite 300
Salt Lake City, Utah 84121
www.extraspace.com
FOR IMMEDIATE RELEASE

Extra Space Storage Inc. Reports 2017 Third Quarter Results
SALT LAKE CITY, November 1, 2017 — Extra Space Storage Inc. (NYSE: EXR) (the “Company”), a leading owner and operator of self-storage facilities in the United States and a member of the S&P 500, announced operating results for the three and nine months ended September 30, 2017.
Highlights for the three months ended September 30, 2017:

•	Achieved net income attributable to common stockholders of $0.74 per diluted share, representing a 20.4% decrease compared to the same period in 2016.

•
Achieved funds from operations attributable to common stockholders and unit holders (“FFO”) of $1.09 per diluted share. Excluding non-cash interest and property losses and tenant reinsurance claims due to hurricanes, FFO as adjusted was $1.13 per diluted share, representing a 10.8% increase compared to the same period in 2016.

•	Increased same-store revenue by 4.8% and same-store net operating income (“NOI”) by 5.5% compared to the same period in 2016.

•	Reported same-store occupancy of 93.9% as of September 30, 2017, compared to 92.5% as of September 30, 2016.

•	Acquired three operating stores and one store at completion of construction (a "Certificate of Occupancy store") for a total purchase price of approximately $31.8 million.

•	Acquired one Certificate of Occupancy store with a joint venture partner for a total purchase price of approximately $8.8 million.

•	Paid a quarterly dividend of $0.78 per share.
Highlights for the nine months ended September 30, 2017:

•	Achieved net income attributable to common stockholders of $2.07 per diluted share, representing a 7.6% decrease compared to the same period in 2016.

•
Achieved FFO of $3.20 per diluted share. Excluding non-cash interest and property losses and tenant reinsurance claims due to hurricanes, FFO as adjusted was $3.26 per diluted share, representing a 16.0% increase compared to the same period in 2016.

•	Increased same-store revenue by 5.2% and same-store NOI by 7.4% compared to the same period in 2016.

•	Acquired six operating stores and two Certificate of Occupancy stores for a total purchase price of approximately $75.7 million.

•	Acquired four Certificate of Occupancy stores with joint venture partners for a total purchase price of approximately $40.9 million.

Joe Margolis, CEO of Extra Space Storage Inc., commented: “I am proud of the efforts and sacrifices our team made to take care of our customers, fellow employees and our stores during three hurricanes in the quarter. In the midst of these tragic events, we had strong execution this quarter and posted another solid result. We increased rental rates and gained occupancy by 140 basis points in the same-store pool. This led to same-store revenue growth of 4.8%, NOI growth of 5.5% and FFO as adjusted growth of 10.8%."

FFO Per Share:
The following table outlines the Company’s FFO and FFO as adjusted for the three and nine months ended September 30, 2017 and 2016. The table also provides a reconciliation to GAAP net income attributable to common stockholders and earnings per diluted share for each period presented (amounts shown in thousands, except share and per share data1 — unaudited):

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2017		2016		2017		2016
		(per share)		(per share)		(per share)		(per share)
Net income attributable to common stockholders	$93,764	$0.74	$118,088	$0.93	$263,052	$2.07	$283,724	$2.24
Impact of the difference in weighted average number of shares – diluted[2]		(0.05)		(0.05)		(0.11)		(0.12)
Adjustments:
Real estate depreciation	43,303	0.32	39,971	0.30	127,729	0.95	113,795	0.85
Amortization of intangibles	2,316	0.02	4,853	0.04	11,164	0.08	14,425	0.11
Loss (gain) on real estate transactions, earnout from prior acquisition and impairment of real estate	—	—	—	—	6,019	0.04	(9,814)	(0.07)
Unconsolidated joint venture real estate depreciation and amortization	1,429	0.01	1,227	0.01	4,267	0.03	3,481	0.03
Unconsolidated joint venture gain on sale of properties and purchase of partners' interests	—	—	(37,509)	(0.29)	—	—	(64,432)	(0.49)
Distributions paid on Series A Preferred Operating Partnership units	(572)	—	(1,272)	(0.01)	(2,547)	(0.02)	(3,814)	(0.03)
Income allocated to Operating Partnership noncontrolling interests	7,363	0.05	9,137	0.07	21,928	0.16	22,949	0.17
FFO attributable to common stockholders and unit holders	$147,603	$1.09	$134,495	$1.00	$431,612	$3.20	$360,314	$2.69
Adjustments:
Property losses and tenant re-insurance claims due to hurricanes, net	4,360	0.03	—	—	4,360	0.03	—	—
Non-cash interest expense related to amortization of discount on equity portion of exchangeable senior notes	1,268	0.01	1,243	0.01	3,827	0.03	3,716	0.03
Non-cash interest benefit related to out of market debt	—	—	(132)	—	—	—	(828)	(0.01)
Loss related to settlement of legal action	—	—	—	—	—	—	4,000	0.03
Acquisition related costs and other[3]	—	—	1,933	0.01	—	—	9,124	0.07
FFO as adjusted attributable to common stockholders and unit holders	$153,231	$1.13	$137,539	$1.02	$439,799	$3.26	$376,326	$2.81
Weighted average number of shares – diluted[4]	135,090,385		134,611,016		135,033,047		133,714,350

(1)	Per share amounts may not recalculate due to rounding.

(2)
Adjustment to account for the difference between the number of shares used to calculate earnings per share and the number of shares used to calculate FFO per share. Earnings per share is calculated using the two-class method, which uses a lower number of shares than the calculation for FFO per share and FFO as adjusted per share, which are calculated assuming full redemption of all OP units as described in note (4).

(3)
Beginning January 1, 2017, acquisition related costs have been capitalized due to a change in accounting literature, thus eliminating the need for an adjustment to FFO as adjusted attributable to common stockholders and unit holders.

(4)
Extra Space Storage LP (the “Operating Partnership”) has outstanding preferred and common operating partnership units (“OP units”). These OP units can be redeemed for cash or, at the Company’s election, shares of the Company’s common stock. Redemption of all OP units for common stock has been assumed for purposes of calculating the weighted average number of shares — diluted as presented above. The computation of weighted average number of shares — diluted for FFO per share and FFO as adjusted per share also includes the effect of share-based compensation plans and shares related to the exchangeable senior notes using the treasury stock method.

Hurricanes Harvey, Irma and Maria Update:
During the three months ended September 30, 2017, 34 properties in the greater Houston area and 219 properties in Florida, Georgia, Puerto Rico and South Carolina were temporarily closed due to hurricanes Harvey, Irma and Maria. The Company maintains property and casualty insurance on its properties, which covers damages and business interruption expenses subject to varying deductibles depending on the cause and extent of the claim. The Company recorded property losses, net of expected insurance proceeds, of $2.1 million due to building damage and expenses for repairs, cleanup and trash removal. The Company also recorded $2.3 million in additional tenant reinsurance claims cost resulting from the hurricanes with respect to tenants covered under our tenant reinsurance program.
The property losses and tenant reinsurance claims cost from the hurricanes are excluded from FFO as adjusted. Same-store reporting excludes all casualty losses to provide more useful measures when comparing year over year results. Additional details related to the same-store pool including performance breakouts of markets impacted by hurricanes are provided in the supplemental financial information published on the Company’s website at www.extraspace.com.

Operating Results and Same-Store Performance:
The following table outlines the Company’s same-store performance for the three and nine months ended September 30, 2017 and 2016 (amounts shown in thousands, except store count data—unaudited)1:

	For the Three Months Ended September 30,		Percent	For the Nine Months Ended September 30,		Percent
	2017	2016	Change	2017	2016	Change
Same-store rental revenues[2]	$220,123	$210,075	4.8%	$640,322	$608,462	5.2%
Same-store operating expenses[2]	59,183	57,507	2.9%	174,661	174,820	(0.1)%
Same-store net operating income[2]	$160,940	$152,568	5.5%	$465,661	$433,642	7.4%

Same-store square foot occupancy as of quarter end	93.9%	92.5%		93.9%	92.5%

Properties included in same-store	732	732		732	732

(1)	A reconciliation of net income to same-store net operating income is provided later in this release, entitled "Reconciliation of GAAP Net Income to Total Same-Store Net Operating Income."

(2)	Same-store revenues, same-store operating expenses and same-store net operating income do not include tenant reinsurance revenue or expense.

Same-store revenues for the three and nine months ended September 30, 2017 increased due to gains in occupancy and higher rental rates for both new and existing customers. Expenses were higher for the three months ended September 30, 2017, primarily due to increases in property taxes and payroll and benefits, which were partially offset by decreases in repairs and maintenance and insurance. Expenses for the nine months ended September 30, 2017 were generally flat with increases in property taxes and marketing expense offset by decreases in repairs and maintenance and insurance.
Major markets with revenue growth above the Company’s portfolio average for the nine months ended September 30, 2017 included Las Vegas, Los Angeles, Orlando, Sacramento and West Palm Beach/Boca Raton. Major markets performing below the Company’s portfolio average included Boston, Dallas, Denver and Houston.

Investment and Third-Party Management Activity:
The following table outlines the Company’s acquisitions and developments that are closed, completed or under agreement (dollars in thousands – unaudited):

	Closed through September 30, 2017		Closed Subsequent to September 30, 2017		To Close/Complete in 2017		Total to Close/Complete in 2017		To Close/Complete in 2018-2019
	Stores	Price	Stores	Price	Stores	Price	Stores	Price	Stores	Price
Operating Stores	6	$59,350	3	$54,850	6	$91,500	15	$205,700	1	$16,250
Certificate of Occupancy and Development Stores[1]	2	16,313	1	9,600	6	88,600	9	114,513	12	149,441
Buyout of JV Partners' Interest In Operating Stores[2]	—	—	3	18,675	3	40,194	6	58,869	—	—
Buyout of JV Partners' Interest In Certificate of Occupancy Stores[2,3]	—	—	—	—	—	4,806	—	4,806	—	—
Total Wholly-Owned and Buyout of JV Partners' Interest	8	75,663	7	83,125	15	225,100	30	383,888	13	165,691

JV Certificate of Occupancy and Development Stores[1]	4	40,855	1	7,830	5	67,874	10	116,559	15	357,204
Total	12	$116,518	8	$90,955	20	$292,974	40	$500,447	28	$522,895

(1)
The locations of development and Certificate of Occupancy stores and joint venture ownership interest details are included in the supplemental financial information published on the Company’s website at www.extraspace.com.

(2)	The buyout of JV partners' interest in stores is reported at the value paid for the partners' remaining ownership interest.

(3)
A joint venture, in which the Company had a majority interest, purchased a Certificate of Occupancy store on April 11, 2017. The Company is under agreement to purchase the JV partner's interest in the same property for $4,806 prior to year-end. The buyout is not counted in the store count totals since it was already considered in the "Closed through September 30, 2017" store count, but the buyout amount is considered.

The projected developments and acquisitions under agreement described above are subject to customary closing conditions and no assurance can be provided that these developments and acquisitions will be completed on the terms described, or at all.
Property Management:
As of September 30, 2017, the Company managed 485 stores for third-party owners. With an additional 184 stores owned and operated in joint ventures, the Company had a total of 669 stores under management.
In July of 2017, the Company received notification that a management contract for 94 third-party managed stores would be terminated on October 1, 2017. Subsequent to quarter end, these 94 stores were removed from the Company's third-party management platform. As of October 31, 2017, the Company has added 121 new stores to the third-party management platform, with an additional 30 stores scheduled to be added by year-end. The Company continues to be the largest self-storage management company in the United States.
Balance Sheet:
During the three months ended September 30, 2017, the Company did not sell any shares of common stock using its "at the market" ("ATM") equity program. At September 30, 2017, the Company had $349.4 million available for issuance under the ATM program.
On August 24, 2017, the Company's Operating Partnership closed and received funds from its previously announced private placement of $300.0 million of 10-year 3.95% senior notes. The net proceeds have been used to refinance existing indebtedness and for general corporate purposes.
As of September 30, 2017, the Company’s percentage of fixed-rate debt to total debt was 80.8%. The weighted average interest rates of the Company’s fixed and variable-rate debt were 3.3% and 3.0%, respectively. The combined weighted average interest rate was 3.3% with a weighted average maturity of approximately 4.8 years.

Dividends:
On September 29, 2017, the Company paid a third quarter common stock dividend of $0.78 per share to stockholders of record at the close of business on September 15, 2017.

Outlook:
The following table outlines the Company’s FFO estimates and annual assumptions for the year ending December 31, 20171:

	Ranges for 2017 Annual Assumptions		Notes
	Low	High
Funds from operations attributable to common stockholders and unit holders	$4.25	$4.28	Assumes sale of 36 wholly-owned assets into a JV on December 1, 2017
Funds from operations as adjusted attributable to common stockholders	$4.32	$4.35	Assumes sale of 36 wholly-owned assets into a JV on December 1, 2017

Same-store property revenue growth	4.50%	5.00%	Assumes a same-store pool of 732 stores and excludes tenant reinsurance
Same-store property expense growth	1.25%	1.75%	Assumes a same-store pool of 732 stores and excludes tenant reinsurance
Same-store property NOI growth	5.75%	6.50%	Assumes a same-store pool of 732 stores and excludes tenant reinsurance
Weighted average one-month LIBOR	1.09%	1.09%

Net tenant reinsurance income	$78,500,000	$79,500,000
General and administrative expenses	$78,500,000	$79,500,000	Includes non-cash compensation expense
Average monthly cash balance	$50,000,000	$50,000,000
Equity in earnings of real estate ventures	$15,000,000	$15,500,000	Assumes sale of 36 wholly-owned assets into a JV on December 1, 2017
Acquisition of operating stores (wholly-owned)	$205,000,000	$205,000,000
Development and Certificate of Occupancy stores (wholly-owned)	$115,000,000	$115,000,000
Buyout of JV Partners interest	$65,000,000	$65,000,000
Development and Certificate of Occupancy stores (joint ventures)	$115,000,000	$115,000,000	Company investment totals approximately $30.0 million
Interest expense	$153,000,000	$154,000,000
Non-cash interest expense related to exchangeable senior notes	$5,000,000	$5,000,000	Excluded from FFO as adjusted
Taxes associated with the Company's taxable REIT subsidiary	$13,000,000	$13,500,000
Weighted average share count	135,100,000	135,100,000	Assumes redemption of all OP units for common stock

(1)
A reconciliation of net income outlook to same-store net operating income outlook is provided later in this release entitled "Reconciliation of Estimated GAAP Net Income to Estimated Same-Store Net Operating Income." The reconciliation includes details related to same-store revenue and same-store expense outlooks. A reconciliation of net income per share outlook to funds from operations per share outlook is provided later in this release entitled "Reconciliation of the Range of Estimated GAAP Fully Diluted Earnings Per Share to Estimated Fully Diluted FFO Per Share."

FFO estimates for the year are fully diluted for an estimated average number of shares and OP units outstanding during the year. The Company’s estimates are forward-looking and based on management’s view of current and future market conditions. The Company’s actual results may differ materially from these estimates.
Supplemental Financial Information:
Supplemental unaudited financial information regarding the Company’s performance can be found on the Company’s website at www.extraspace.com. Click on the “Investor Relations” link on the home page, then on “Financials & Stock Info,” then on “Quarterly Earnings” in the navigation menu. This supplemental information provides additional detail on items that include store occupancy and financial performance by portfolio and market, debt maturity schedules and performance of lease-up assets.
Conference Call:
The Company will host a conference call at 11:00 a.m. Eastern Time on Thursday, November 2, 2017, to discuss its financial results. To participate in the conference call, please dial 855-791-2026 or 631-485-4899 for international participants; conference ID: 98646057. The conference call will also be available on the Company’s website at www.extraspace.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call will be available for 30 days on the Company’s website in the Investor Relations section.
A replay of the call will also be available by telephone, from 2:00 p.m. Eastern Time on November 2, 2017, until 1:00 p.m. Eastern Time on November 7, 2017. The replay dial-in numbers are 855-859-2056 or 404-537-3406 for international callers; conference ID: 98646057.
Forward-Looking Statements:
Certain information set forth in this release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include statements concerning the benefits of store acquisitions, developments, favorable market conditions, our outlook and estimates for the year and other statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions and developments and other information that is not historical information. In some cases, forward-looking statements can be identified by terminology such as “believes,” “estimates,” “expects,” “may,” “will,” “should,” “anticipates,” or “intends,” or the negative of such terms or other comparable terminology, or by discussions of strategy. We may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by us or on our behalf, are also expressly qualified by these cautionary statements. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this release. Any forward-looking statements should be considered in light of the risks referenced in the “Risk Factors” section included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Such factors include, but are not limited to:

•	adverse changes in general economic conditions, the real estate industry and the markets in which we operate;

•	failure to close pending acquisitions on expected terms, or at all;

•	the effect of competition from new and existing stores or other storage alternatives, which could cause rents and occupancy rates to decline;

•	difficulties in our ability to evaluate, finance, complete and integrate acquisitions and developments successfully and to lease up those stores, which could adversely affect our profitability;

•	potential liability for uninsured losses and environmental contamination;

•
the impact of the regulatory environment as well as national, state and local laws and regulations, including, without limitation, those governing real estate investment trusts (“REITs”), tenant reinsurance and other aspects of our business, which could adversely affect our results;

•	disruptions in credit and financial markets and resulting difficulties in raising capital or obtaining credit at reasonable rates or at all, which could impede our ability to grow;

•	the failure to effectively manage our growth and expansion into new markets or to successfully operate acquired stores and operations;

•	increased interest rates and operating costs;

•	reductions in asset valuations and related impairment charges;

•	the failure of our joint venture partners to fulfill their obligations to us or their pursuit of actions that are inconsistent with our objectives;

•	the failure to maintain our REIT status for U.S. federal income tax purposes;

•	economic uncertainty due to the impact of natural disasters, war or terrorism, which could adversely affect our business plan; and

•	difficulties in our ability to attract and retain qualified personnel and management members.
All forward-looking statements are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them, but there can be no assurance that management’s expectations, beliefs and projections will result or be achieved. All forward-looking statements apply only as of the date made. We undertake no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.
Definition of FFO:
FFO provides relevant and meaningful information about the Company’s operating performance that is necessary, along with net income and cash flows, for an understanding of the Company’s operating results. The Company believes FFO is a meaningful disclosure as a supplement to net income. Net income assumes that the values of real estate assets diminish predictably over time as reflected through depreciation and amortization expenses. The values of real estate assets fluctuate due to market conditions and the Company believes FFO more accurately reflects the value of the Company’s real estate assets. FFO is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) as net income computed in accordance with U.S. generally accepted accounting principles (“GAAP”), excluding gains or losses on sales of operating stores and impairment write downs of depreciable real estate assets, plus depreciation and amortization related to real estate and after adjustments to record unconsolidated partnerships and joint ventures on the same basis. The Company believes that to further understand the Company’s performance, FFO should be considered along with the reported net income and cash flows in accordance with GAAP, as presented in the Company’s consolidated financial statements. FFO should not be considered a replacement of net income computed in accordance with GAAP.
For informational purposes, the Company also presents FFO as adjusted which excludes revenues and expenses not core to our operations, acquisition related costs (prior to 2017) and non-cash interest. Although the Company’s calculation of FFO as adjusted differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, the Company believes it provides a meaningful supplemental measure of operating performance. The Company believes that by excluding revenues and expenses not core to our operations, the costs related to acquiring stores and non-cash interest charges, stockholders and potential investors are presented with an indicator of its operating performance that more closely achieves the objectives of the real estate industry in presenting FFO. FFO as adjusted by the Company should not be considered a replacement of the NAREIT definition of FFO. The computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income as an indication of the Company’s performance, as an alternative to net cash flow from operating activities as a measure of liquidity, or as an indicator of the Company’s ability to make cash distributions.
Definition of Same-Store:

The Company’s same-store pool for the periods presented consists of 732 stores that are wholly-owned and operated and that were stabilized by the first day of the earliest calendar year presented. The Company considers a store to be stabilized once it has been open for three years or has sustained average square foot occupancy of 80.0% or more for one calendar year. The Company believes that by providing same-store results from a stabilized pool of stores, with accompanying operating metrics including, but not limited to occupancy, rental revenue (growth), operating expenses (growth), net operating income (growth), etc., stockholders and potential investors are able to evaluate operating performance without the effects of non-stabilized occupancy levels, rent levels, expense levels, acquisitions or completed developments.  Same-store results should not be used as a basis for future same-store performance or for the performance of the Company’s stores as a whole.
About Extra Space Storage Inc.:
Extra Space Storage Inc., headquartered in Salt Lake City, Utah, is a self-administered and self-managed REIT and a member of the S&P 500. As of September 30, 2017, the Company owned and/or operated 1,513 self-storage stores in 38 states, Washington, D.C. and Puerto Rico. The Company’s stores comprise approximately 1,030,000 units and approximately 114 million square feet of rentable space. The Company offers customers a wide selection of conveniently located and secure storage units across the country, including boat storage, RV storage and business storage. The Company is the second largest owner and/or operator of self-storage stores in the United States and is the largest self-storage management company in the United States.
###
For Information:
Jeff Norman
Extra Space Storage Inc.
(801) 365-1759

Extra Space Storage Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share data)

	September 30, 2017	December 31, 2016
	(Unaudited)
Assets:
Real estate assets, net	$6,770,086	$6,770,447
Investments in unconsolidated real estate ventures	78,512	79,570
Cash and cash equivalents	63,732	43,858
Restricted cash	17,277	13,884
Receivables from related parties and affiliated real estate joint ventures	4,618	16,611
Other assets, net	152,730	167,076
Total assets	$7,086,955	$7,091,446
Liabilities, Noncontrolling Interests and Equity:
Notes payable, net	$3,568,113	$3,213,588
Exchangeable senior notes, net	602,485	610,314
Notes payable to trusts, net	117,414	117,321
Revolving lines of credit	25,000	365,000
Accounts payable and accrued expenses	114,247	101,388
Other liabilities	85,971	87,669
Total liabilities	4,513,230	4,495,280

Commitments and contingencies

Noncontrolling Interests and Equity:
Extra Space Storage Inc. stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized, 126,007,207 and 125,881,460 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	1,260	1,259
Additional paid-in capital	2,567,234	2,566,120
Accumulated other comprehensive income	17,731	16,770
Accumulated deficit	(370,959)	(339,257)
Total Extra Space Storage Inc. stockholders' equity	2,215,266	2,244,892
Noncontrolling interest represented by Preferred Operating Partnership units, net of $120,230 notes receivable	154,432	147,920
Noncontrolling interests in Operating Partnership	202,232	203,354
Other noncontrolling interests	1,795	—
Total noncontrolling interests and equity	2,573,725	2,596,166
Total liabilities, noncontrolling interests and equity	$7,086,955	$7,091,446

Consolidated Statement of Operations for the three and nine months ended September 30, 2017 and 2016
(In thousands, except share and per share data) - Unaudited

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues:
Property rental	$248,589	$224,451	$720,878	$635,730
Tenant reinsurance	25,882	22,727	73,050	64,936
Management fees and other income	9,685	10,005	29,239	30,193
Total revenues	284,156	257,183	823,167	730,859
Expenses:
Property operations	70,430	62,341	204,370	185,883
Tenant reinsurance	6,272	4,093	13,996	12,345
Acquisition related costs and other[1]	—	1,933	—	9,124
General and administrative	19,498	19,537	60,171	63,451
Depreciation and amortization	48,075	46,555	144,139	133,402
Total expenses	144,275	134,459	422,676	404,205
Income from operations	139,881	122,724	400,491	326,654
Gain (loss) on real estate transactions, earnout from prior acquisition and impairment of real estate	—	—	(6,019)	9,814
Interest expense	(39,766)	(33,494)	(113,192)	(97,655)
Non-cash interest expense related to amortization of discount on equity component of exchangeable senior notes	(1,268)	(1,243)	(3,827)	(3,716)
Interest income	869	1,358	2,797	4,697
Interest income on note receivable from Preferred Operating Partnership unit holder	532	1,213	2,404	3,638
Income before equity in earnings of unconsolidated real estate ventures and income tax expense	100,248	90,558	282,654	243,432
Equity in earnings of unconsolidated real estate ventures	3,990	3,625	11,407	9,813
Equity in earnings of unconsolidated real estate ventures - gain on sale of real estate assets and purchase of joint venture partners' interests	—	37,509	—	64,432
Income tax expense	(3,163)	(4,466)	(9,154)	(11,004)
Net income	101,075	127,226	284,907	306,673
Net income allocated to Preferred Operating Partnership noncontrolling interests	(3,394)	(4,144)	(10,775)	(10,758)
Net income allocated to Operating Partnership and other noncontrolling interests	(3,917)	(4,994)	(11,080)	(12,191)
Net income attributable to common stockholders	$93,764	$118,088	$263,052	$283,724
Earnings per common share
Basic	$0.74	$0.94	$2.09	$2.26
Diluted	$0.74	$0.93	$2.07	$2.24
Weighted average number of shares
Basic	125,717,517	125,752,291	125,665,787	125,244,761
Diluted	133,044,473	133,763,472	133,008,622	132,476,691
Cash dividends paid per common share	$0.78	$0.78	$2.34	$2.15

(1)	Beginning January 1, 2017, acquisition related costs have been capitalized due to a change in accounting literature.

Reconciliation of GAAP Net Income to Total Same-Store Net Operating Income — for the three and nine months ended September 30, 2017 and 2016 (In thousands) — Unaudited

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Net income	$101,075	$127,226	$284,907	$306,673
Adjusted to exclude:
Loss (gain) on real estate transactions, earnout from prior acquisition and impairment of real estate	—	—	6,019	(9,814)
Equity in earnings of unconsolidated real estate joint ventures	(3,990)	(3,625)	(11,407)	(9,813)
Equity in earnings of unconsolidated real estate ventures - gain on sale of real estate assets and purchase of joint venture partners interests	—	(37,509)	—	(64,432)
Acquisition related costs and other[1]	—	1,933	—	9,124
Interest expense	41,034	34,737	117,019	101,371
Depreciation and amortization	48,075	46,555	144,139	133,402
Income tax expense	3,163	4,466	9,154	11,004
General and administrative (includes stock compensation)	19,498	19,537	60,171	63,451
Management fees, other income and interest income	(11,086)	(12,576)	(34,440)	(38,528)
Net tenant reinsurance	(19,610)	(18,634)	(59,054)	(52,591)
Non same-store revenue	(28,466)	(14,376)	(80,556)	(27,268)
Non same-store expenses	11,247	4,834	29,709	11,063
Total same-store NOI	$160,940	$152,568	$465,661	$433,642

Same-store rental revenues	220,123	210,075	640,322	608,462
Same-store operating expenses	59,183	57,507	174,661	174,820
Total same-store NOI	$160,940	$152,568	$465,661	$433,642

(1)	Beginning January 1, 2017, acquisition related costs have been capitalized due to a change in accounting literature.

Reconciliation of the Range of Estimated GAAP Fully Diluted Earnings Per Share to Estimated Fully Diluted FFO Per Share — for the three months and year ending December 31, 2017 — Unaudited1

	For the Three Months Ending December 31, 2017		For the Year Ending December 31, 2017
	Low End	High End	Low End	High End
Net income attributable to common stockholders per diluted share	$0.63	$0.66	$2.59	$2.62
Income allocated to noncontrolling interest - Preferred Operating Partnership and Operating Partnership	0.06	0.06	0.22	0.22
Fixed component of income allocated to non-controlling interest - Preferred Operating Partnership	—	—	(0.02)	(0.02)
Net income attributable to common stockholders for diluted computations	0.69	0.72	2.79	2.82

Adjustments:
Real estate depreciation	0.33	0.33	1.27	1.27
Amortization of intangibles	0.03	0.03	0.11	0.11
Unconsolidated joint venture real estate depreciation and amortization	0.01	0.01	0.04	0.04
Loss (gain) on real estate transactions, earnout from prior acquisition and impairment of real estate	—	—	0.04	0.04
Funds from operations attributable to common stockholders	$1.06	$1.09	$4.25	$4.28

Adjustments:
Non-cash interest expense related to amortization of discount on equity portion of exchangeable senior notes	0.01	$0.01	0.04	0.04
Property losses and tenant re-insurance claims due to hurricanes, net	—	—	0.03	0.03
Funds from operations as adjusted attributable to common stockholders	$1.07	$1.10	$4.32	$4.35

(1)
The Company's outlook for the three months and year ending December 31, 2017 assumes the ownership restructure of 36 wholly-owned stores into a joint venture in which the Company will have a minority interest on December 1, 2017.

Reconciliation of Estimated GAAP Net Income to Estimated Same-Store Net Operating Income —
for the year ending December 31, 2017 (In thousands) — Unaudited1

	For the Year Ending December 31, 2017
	Low	High
Net Income	$382,750	$392,010
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	(15,000)	(15,500)
Interest expense (includes non-cash)	159,000	158,000
Depreciation and amortization	194,000	194,000
Income tax expense	13,500	13,000
General and administrative (includes stock compensation)	79,500	78,500
Management fees, other income and interest income	(46,000)	(46,000)
Net tenant insurance	(78,500)	(79,500)
Non Same Store Revenue	(109,000)	(109,000)
Non Same Store Expense	37,000	37,000
Total Same Store NOI	$617,250	$622,510

Same Store Revenue	$852,300	$856,400
Same Store Expense	(235,050)	(233,890)
Total Same Store NOI	$617,250	$622,510

(1)
The Company's outlook for the three months and year ending December 31, 2017 assumes the ownership restructure of 36 wholly-owned stores into a joint venture in which the Company will have a minority interest on December 1, 2017.